     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2001
                           REGISTRATION NO. 333-58698


                                   ----------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------


                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------


                                 CITIZENS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                   ----------


                                    COLORADO
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                   84-0755371
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                   400 EAST ANDERSON LANE, AUSTIN, TEXAS 78752
                                 (512) 837-7100
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                   ----------


                                 MARK A. OLIVER
                                    PRESIDENT
                             400 EAST ANDERSON LANE
                               AUSTIN, TEXAS 78752
                                 (512) 837-7100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)


                                   ----------


                                   COPIES TO:
                              REID A. GODBOLT, ESQ.
                              JONES & KELLER, P.C.
                               WORLD TRADE CENTER
                            1625 BROADWAY, 16TH FLOOR
                             DENVER, COLORADO 80202


                                   ----------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS POSSIBLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AS DETERMINED BY MARKET CONDITIONS AND OTHER FACTORS.

         IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [X]

         IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [_]

         IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT OF 1933, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

         IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

         IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [_]


                                   ----------

                         CALCULATION OF REGISTRATION FEE


============================================================================================================================
    Title of each class of           Amount to            Proposed maximum              Proposed             Amount of
       securities to be            be registered           offering price          maximum aggregate        registration
          registered                                          per share              offering price             fee
----------------------------------------------------------------------------------------------------------------------------
    Class A Common Stock,           2,000,000(1)               $ 6.75                $13,500,000(2)          $3,375(3)
         No Par Value                  shares
============================================================================================================================



(1) Represents the number of shares of the Registrant's Class A Common Stock expected to be sold under the Registrant's Stock Investment Plan.

(2) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act of 1933 and based upon prices on the American Stock Exchange on April 10, 2001.

(3)      Previously paid.


                                   ----------


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.


                                   ----------

PROSPECTUS                           SUBJECT TO COMPLETION, DATED JUNE 20, 2001


[CITIZENS LOGO]

                                 CITIZENS, INC.

                              STOCK INVESTMENT PLAN

                              CLASS A COMMON STOCK
                                  NO PAR VALUE


         This prospectus describes the Citizens, Inc. Stock Investment Plan, under which existing and new investors may purchase and hold shares of our Class A common stock. We expect to offer and sell up to 2,000,000 shares of our Class A common stock under the plan. The shares will be purchased by the plan administrator on the open market. We will not issue any shares in conjunction with the plan.

         Our Class A common stock is traded on the American Stock Exchange under the ticker symbol "CIA." The closing price of our Class A common stock on June 18, 2001 was $7.20 per share.

         INVESTING IN OUR CLASS A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS WHICH WE REFERENCE ON PAGE 4.

         THE SERVICES UNDER THE PLAN ARE SPONSORED BY US AND ADMINISTERED BY THE PLAN ADMINISTRATOR. THE SECURITIES HELD IN PLAN ACCOUNTS ON BEHALF OF PARTICIPANTS ARE NOT SUBJECT TO PROTECTION UNDER THE SECURITIES INVESTOR PROTECTION ACT OF 1970, AS AMENDED. YOU MUST MAKE INDEPENDENT INVESTMENT DECISIONS WITH RESPECT TO YOUR PARTICIPATION IN THE PLAN BASED ON YOUR OWN JUDGMENT AND RESEARCH.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR HAS DETERMINED IF THIS PROSPECTUS IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         PLAN ACCOUNTS ARE NOT SAVINGS ACCOUNTS, DEPOSIT ACCOUNTS OR OBLIGATIONS OF A BANK. THUS, PLAN ACCOUNTS ARE NOT INSURED BY THE FDIC, SIPC OR ANY OTHER GOVERNMENT AGENCY, AND MAY LOSE VALUE. THERE IS NO BANK GUARANTY OF YOUR PLAN ACCOUNT OR THE SECURITIES IN YOUR ACCOUNT.


         You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell shares of Class A common stock pursuant to our plan only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares.

                 The date of this prospectus is June 20, 2001.

                                TABLE OF CONTENTS


                                                                                                                   Page
                                                                                                                   ----

INFORMATION ABOUT CITIZENS, INC .................................................................................   -1-

SUMMARY OF THE PLAN .............................................................................................   -1-
              Purpose ...........................................................................................   -1-
              Participation--How to Join ........................................................................   -1-
              Optional Cash Purchases ...........................................................................   -2-
              Funds Fully Invested ..............................................................................   -2-
              Sale, Withdrawal or Transfer of Shares at Any Time ................................................   -2-
              Rights of Holders of Class A Common Stock .........................................................   -2-
              Plan Administrator ................................................................................   -3-

RISK FACTORS ....................................................................................................   -4-

FORWARD-LOOKING STATEMENTS ......................................................................................   -8-

TERMS AND CONDITIONS OF THE PLAN ................................................................................   -9-
              Am I eligible to participate in the plan? .........................................................   -9-
              What are my investment options? ...................................................................  -10-
              How are my shares purchased? ......................................................................  -11-
              How do I sell my shares out of the plan? ..........................................................  -12-
              May I gift my shares out of the plan? .............................................................  -12-
              How do I obtain my stock certificates? ............................................................  -12-
              What are the trading fees, taxes, fees and other expenses relating to participation in the plan? ..  -12-
              How is my investment tracked? .....................................................................  -13-
              How do I withdraw from participation in the plan? .................................................  -13-
              What are some of the tax consequences of my participation in the plan? ............................  -14-

OTHER PROVISIONS ................................................................................................  -14-
              Plan modification or termination ..................................................................  -14-
              Suspension or termination .........................................................................  -14-
              Limitation of liability ...........................................................................  -14-

WHERE YOU CAN FIND MORE INFORMATION .............................................................................  -15-

LEGAL OPINION ...................................................................................................  -16-

EXPERTS .........................................................................................................  -16-

TRANSFER AGENT AND REGISTRAR ....................................................................................  -16-

APPENDIX A CITIZENS, INC. STOCK INVESTMENT PLAN .................................................................   A-1


                        INFORMATION ABOUT CITIZENS, INC.

         We operate primarily as an insurance holding company. We were incorporated under Colorado law in 1977. We are the parent holding company that directly or indirectly owns 100% of three life insurance companies, a data processing company, an aviation services company and a funeral home company.

         Our principal executive office is located at 400 East Anderson Lane, Austin, Texas 78752, and our telephone number there is (512) 837-7100.

                               SUMMARY OF THE PLAN


         Although the following summary of our Stock Investment Plan includes all material terms of the plan, it may omit certain information that may be important to you. A copy of the plan is included in this prospectus as Appendix A.

         You should carefully read this prospectus to find out more about the plan, and you must make any investment decision concerning your participation in the plan based on your own judgment and research. Your participation in the plan is entirely voluntary, and you may terminate your participation at any time. You should keep this prospectus and all account statements for future reference. If you have any questions about the plan, please contact the plan administrator, as set forth below under "Plan Administrator."

         WE HAVE NOT AUTHORIZED ANY OF OUR PERSONNEL TO ANSWER QUESTIONS OR RESPOND TO INQUIRIES CONCERNING THE PLAN, AND YOU MUST INSTEAD CONTACT THE PLAN ADMINISTRATOR.

PURPOSE


         The purpose of the plan is to provide a convenient and economical means:


         o for new investors to make an initial investment in our Class A common stock;

         o for existing investors to purchase additional shares of our Class A common stock;

         o to provide that the Class A common stock will be registered on our records in the names of the participants in the plan (as opposed to the street name of a broker which otherwise may hold the shares); and

         o for investors to have cash dividends on our Class A common stock (if any are declared in the future) automatically reinvested in shares of the Class A common stock.

PARTICIPATION-HOW TO JOIN

         Almost everyone is eligible to enroll in the plan. The plan may be offered to owners of our insurance policies (issued by our subsidiaries), existing holders of Class A common stock, our employees, members of our marketing force, or persons who, without being solicited by the plan administrator or any of our representatives or agents with respect to the plan, make inquiries regarding the plan. Owners of our insurance policies may elect to have policy benefits, including dividends, automatically invested in Class A common stock through the plan. Likewise, our employees and members of our marketing force may elect to have earned insurance sales commissions automatically invested in Class A common stock through the plan.

         Interested investors may participate in the plan if they already own our Class A common stock, and non-stockholders may enroll by making an initial purchase directly through the plan. IN ADDITION, EXISTING STOCKHOLDERS CAN TRANSFER SHARES THEY ALREADY OWN INTO THEIR PLAN ACCOUNT AT NO ADDITIONAL COST. Initial purchasers must make an initial investment of at least $250. However, this minimum investment requirement does not apply to persons who own one of our insurance policies or members of our marketing force whose initial investment is made through an assignment of policy benefits or commissions.

         To receive a plan enrollment form or additional copies of this prospectus, simply contact the plan administrator as set forth below under "Plan Administrator."

OPTIONAL CASH PURCHASES


         You may buy additional shares by investing a minimum of $25 at any one time not to exceed $10,000 in any calendar month. You may pay for your optional cash investments by check, pre-authorized deductions from your bank account or money order.


FUNDS FULLY INVESTED

         Money paid to the plan is fully invested in our Class A common stock through the purchase of shares in the open market at the market prices (including trading fees and applicable taxes).

SALE, WITHDRAWAL OR TRANSFER OF SHARES AT ANY TIME

         You may sell or withdraw shares of our Class A common stock credited to your account, including those shares deposited into the plan, through the plan. Any shares which you so desire to sell are sold by the plan administrator at the market prices, less a $15 fee payable to the plan administrator, a trading fee of $.12 per share, and applicable taxes. A statement will be mailed to you for each month in which a transaction takes place. Additionally, you may transfer or make gifts to others of our Class A common stock by contacting the plan administrator.

RIGHTS OF HOLDERS OF CLASS A COMMON STOCK

         Upon purchase of shares through the plan, you will have all rights as a holder of our Class A common stock as provided in our articles of incorporation and bylaws and under the Colorado law governing business corporations. Under our articles of incorporation, shares of two classes of common stock - Class A common stock and Class B common stock - have been issued and are outstanding. As of March 31, 2001, we had 24,417,118 shares of Class A common stock and 711,040 shares of Class B common stock outstanding.

         The voting rights of our Class A common stock and Class B common stock are equal in all respects except that the holders of Class B Common Stock have the exclusive right to elect a simple majority of the members of our board of directors, and the holders of the Class A common stock have the exclusive right to elect the remaining directors. Cumulative voting rights are not allowed in the election of directors. A majority vote of all outstanding shares of the Class A and Class B common stock, each voting separately as a class, would be required for approval of extraordinary corporate transactions, such as our merger with another corporation or the sale of substantially all of our assets. For other types of actions, a majority vote of a quorum of shareholders at a meeting, represented in person or by proxy, is necessary. Our articles of incorporation provide that one-third of all votes entitled to be cast on a matter by the voting group constitutes a quorum for voting purposes.

         We have not, to date, declared or paid any cash dividends on any of our common stock, and we have no present plans for doing so. However, if we were to declare a cash dividend, the dividend per share on the Class A common stock would be required to be twice the cash dividend per share on the Class B common stock.

         Our shareholders have no preemptive rights to purchase stock in connection with an issuance of stock by us.

PLAN ADMINISTRATOR


         Mellon Bank, N.A. will administer the plan and act as agent for the participants. Mellon Bank, N.A. will purchase and hold shares of stock for plan participants, keep records, send statements and perform other duties required by the plan. Certain administrative support will be provided by Mellon Investor Services, a registered transfer agent and affiliate of Mellon Bank, N.A.

         You may contact the plan administrator by contacting it as directed below:

                  Mellon Investor Services:                                     1-877-785-9659

                  Contact the plan administrator over the Internet at:          www.mellon-investor.com

                  You may write the plan administrator at the following address:

                                        Mellon Investor Services
                                        Investment Plan Services
                                        P.O. Box 3338
                                        South Hackensack, NJ 07606-1938

         Please include your daytime telephone number.

                                  RISK FACTORS

         An investment in our Class A common stock involves a high degree of risk. Before you invest you should consider carefully the risks described below, together with all of the other information in this prospectus.

YOUR INVESTMENT IN THE PLAN WILL BE SUBJECT TO PRICE RISKS IN CONNECTION WITH THE TIMING OF THE PLAN'S PURCHASE AND SALE OF CLASS A COMMON STOCK ON YOUR BEHALF.

         Because you will not be able to control the specific timing or method of a purchase or sale of shares on your behalf, you will be subject to the risks of price fluctuations between the time you make an investment in the plan or direct the plan to sell shares of stock and the time the purchase or sale actually takes place. You will also be subject to potentially varying sale or purchase costs, such as brokerage commissions. A purchase or sale of Class A common stock on your behalf under the plan may take place on any day within five business days after you make an investment or request a sale. You will have no control as to the specific days on which this takes place. Your purchase or sale will be aggregated with those of other plan participants. The number of shares purchased for you in a purchase, or your sales proceeds in a sale, will be determined based on the weighted average purchase or sales price for all shares purchased or sold by the plan over the relevant time period. The shares may be purchased or sold in ordinary brokerage transactions or by other means, but the particular type of transaction will be beyond your control.

A SUBSTANTIAL NUMBER OF SHARES OF CLASS A COMMON STOCK HAVE BEEN REGISTERED FOR SALE BY EXISTING SHAREHOLDERS, WHICH COULD DEPRESS THE MARKET PRICE OF THE STOCK.

         Sales of significant amounts of shares of Class A common stock in the public market could depress the price of the stock. Further, the prospect of significant amounts of shares being offered into the public market may depress the price of our Class A common stock even without actual sales. There is an effective registration statement with the SEC permitting the public offer and sale by certain holders of our Class A common stock, including Harold E. Riley, our Chairman of the Board, who, as of June 14, 2001, owned 4,374,108 shares of Class A common stock or approximately 18% of our outstanding Class A common stock.

LOSS OF THE SERVICES OF OUR CHAIRMAN OF THE BOARD WOULD ADVERSELY AFFECT US.

         We rely heavily on the active participation of our Chairman of the Board, Harold E. Riley. The loss of his services would likely have a significant adverse effect on us. We do not have an employment agreement with Mr. Riley. We have "key man" life insurance on Mr. Riley totaling $496,000 of which we are the beneficiary.

PURCHASERS OF OUR CLASS A COMMON STOCK UNDER THE PLAN WILL BE MINORITY SHAREHOLDERS, WHO WILL NOT CONTROL US, WILL HAVE A LIMITED ABILITY TO INFLUENCE OUR BUSINESS POLICIES AND CORPORATE ACTIONS, AND WILL NOT BE ABLE TO ELECT ANY DIRECTORS.

         It is difficult for our minority shareholders to elect any of our directors or otherwise exert influence over our business. These factors also make it more difficult and time consuming for a third party to acquire control of us or to change our board of directors. Our outstanding Class B common stock elects a majority of our board of directors. All of the Class B common stock is owned indirectly by Harold E. Riley, our Chairman of the Board through the Harold E. Riley Trust. Additionally, Mr. Riley is the largest Class A shareholder. Therefore, as a practical matter, Mr. Riley has effective control over significant corporate transactions. Cumulative voting of shares is not permitted by our articles of incorporation.

ALMOST 80% OF OUR REVENUES COME FROM LATIN AMERICA, WHICH INVOLVES RISKS ASSOCIATED WITH BUSINESS IN THIRD WORLD COUNTRIES.

         There is a risk of loss of a significant portion of sales to Latin Americans should adverse events occur in the countries from which we receive applications. Almost 80% of our revenues come from Latin America. Our international operations consist of sales of ordinary whole-life insurance policies in Central and South American countries. These policies have an average face amount of $70,000 and are marketed by independent marketing firms primarily to heads of households in the top 3% to 5% income bracket of such countries.

WE HAVE NOT PAID ANY CASH DIVIDENDS AND DO NOT ANTICIPATE DOING SO IN THE FORESEEABLE FUTURE.

         It is highly unlikely that cash dividends on our Class A common stock will be paid in the foreseeable future. Also, our Class A common stock has a right to twice the cash dividends of our Class B shares. Because our Class B common stock elects a majority of our board of directors, there is little economic incentive for our Class B shareholders to decide that cash dividends should be paid when they will receive only one-half of the per share cash dividends of our Class A common shares. To date we have not paid cash dividends on our Class A common stock or Class B common stock. It is our policy to retain earnings for use in the operations and expansion of our business.

POLICY LAPSES IN EXCESS OF THOSE ACTUARIALLY ANTICIPATED COULD ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

         Our financial results could be harmed if our lapse and surrender rate were to exceed the assumptions upon which we priced our insurance policies. Policy sales costs are deferred and recognized over the life of a policy. Excess policy lapses, however, cause the immediate expensing or amortizing of deferred policy sales costs.

WE OPERATE IN A HIGHLY COMPETITIVE, MATURE INDUSTRY, WHICH COULD LIMIT OUR ABILITY TO GAIN OR MAINTAIN OUR POSITION IN THE INDUSTRY.

         We compete with 1,500 to 2,000 other life insurance companies in the United States, some of which we also compete with internationally. The life insurance business is highly competitive. This is in part because it is a mature industry in the United States which, in recent years, has experienced no growth in life insurance sales. Competition has also increased because the life insurance industry is consolidating, with larger, more efficient organizations emerging from consolidation. Furthermore, mutual insurance companies are converting to stock ownership, which should give them greater access to capital markets, resulting in greater competition with respect to corporate finance as well. Additionally, legislation became effective in 2000 permitting commercial banks, insurance companies and investment banks to combine. This law permits, for instance, a commercial bank to acquire or form an insurance company. These factors have increased competitive pressures in general.

         The life insurance industry consists of a number of companies, many of which have greater financial resources, longer business histories, and more diversified lines of insurance coverage than we have. These companies also generally have larger sales forces. We also face competition from companies operating in foreign countries and marketing in person as well as with direct mail sales campaigns. Although we may be at a competitive disadvantage to these entities, we believe that our products are competitive in the marketplace.

         Our international marketing plan stresses making available dollar-denominated life insurance products to high net worth individuals residing in Latin American countries. We experience competition primarily from the following sources with respect to Latin America:

o LOCALLY OPERATED COMPANIES WITH LOCAL CURRENCY POLICIES. We compete with companies formed and operated in the country in which the policies are sold. Generally, these companies are subject to risks of currency fluctuations, and use mortality tables based on experience of the local population as a whole. These mortality tables are typically based on significantly shorter life spans than those we use. As a result, the economic return of policies issued by locally operated companies is more uncertain than for U.S. dollar policies, such as we issue. Also, as a result of the foregoing factors, the statistical cost of insurance for these companies tends to be higher than ours.

o FOREIGN OPERATED COMPANIES WITH LOCAL CURRENCY POLICIES. Another group of competitors consists of companies which are foreign to the countries in which the policies are sold but use the local currencies of those countries. Local currency policies entail risks of uncertainty due to local currency fluctuations as well as the perceived instability and weakness of local currencies. We have observed that local currency policies (issued by either foreign or locally operated companies) tend to focus on universal life insurance and annuities instead of whole life insurance as we do.

o FOREIGN OPERATED COMPANIES WITH U.S. DOLLAR POLICIES. We also face direct competition from companies that operate in the same manner as we do. We compete using our history of performance, our sales force and our products.

         Our ability to compete is dependent upon, among other things, our ability to attract and retain, in the U.S., agents, and in our Central and South American markets, marketing firms, to market our insurance and investment products, our ability to develop competitive and profitable products, and our ability to maintain low unit costs.

TAX LAW CHANGES COULD ADVERSELY AFFECT OUR ABILITY TO COMPETE WITH NON-INSURANCE PRODUCTS.

         Under the Internal Revenue Code, income taxes payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of our products a competitive advantage over other non-insurance products. To the extent that the Internal Revenue Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies, including ours, would be adversely affected with respect to their ability to sell products. Also, depending on grandfathering provisions, the surrenders of existing annuity contracts and life insurance policies might increase. In addition, life insurance products are often used to fund estate tax obligations. Legislation was enacted in June 2001 under which the estate tax will be repealed during the year 2010, but in the absence of interim legislation extending the repeal, it will expire at the end of that year. There may be interim legislation which will modify or do away with this estate tax repeal or otherwise modify the estate tax. If the estate tax is eliminated, the demand for certain life insurance products would be adversely affected. We cannot predict what future tax initiatives may be proposed with respect to the estate tax or other taxes which may affect us.

WE ARE HIGHLY REGULATED.

         Our compliance with regulation in the United States is costly and time consuming. Insurance companies in the U.S. are subject to extensive regulation in the states where they do business. This regulation primarily protects policyholders rather than shareholders. The regulations require prior approval of acquisitions of insurance companies; certain solvency standards; licensing of insurers and their agents; investment limitations; securities deposits for the benefit of policyholders; approval of policy forms and premium rates; triennial examinations; and reserves for unearned premiums, losses and other matters. We are subject to this regulation in each state in the U.S. in which we are licensed to do business. This regulation involves additional costs and restricts operations. We are cannot predict the form of any future regulatory initiatives.

         We are regulated by the Colorado Division of Insurance under the Colorado Insurance Holding Company Act. Certain "extraordinary" intercorporate transfers of assets and dividend payments from our life insurance subsidiaries require prior approval by the Colorado Insurance Commissioner. We also file detailed annual reports with the Colorado Division of Insurance and all of the states in which we are licensed. The business and accounts of our life insurance subsidiaries are subject to examination by the Colorado Division of Insurance.

         Our principal insurance subsidiary is qualified to do business as an insurance company only in the U.S. It does not have any assets or employees in foreign countries. We only accept at our main office in the U.S. applications together with premiums in U.S. currency (including checks drawn on U.S. banks). We are not currently subject to regulation in the various foreign countries from which we receive applications by foreign citizens. Although we provide insurance to applicants who are foreign citizens, these applications are submitted by independent marketing firms (rather than through our employees to avoid "conducting business" in foreign countries). However, we are unable to predict if foreign regulation will be implemented and, if so, the effect of any such regulation on our business.

FLUCTUATING INTEREST RATES COULD DAMAGE OUR PROFITABILITY.

         Rapid interest rate changes can hamper an insurance company's ability to achieve a profit and increase the lapse rates of policies in-force. We do not issue interest-sensitive or universal life insurance policies and we have only a small amount of annuity business. We do, however, have an investment portfolio that would likely be adversely affected in the event of material increases in interest rates. An insurance company's profitability depends, in large part, on investing premiums at a higher interest rate than the returns distributed to existing policies.

OUR INVESTMENTS ARE SUBJECT TO RISKS OF DEFAULT AND CHANGES IN MARKET VALUES.

         Our invested assets are subject to customary risks of defaults and changes in market values. Factors that may affect the overall default rate on, and market value of, our invested assets include interest rate levels, financial market performance, and general economic conditions.

OUR ACQUISITION STRATEGY INVOLVES RISKS.

         Over the past several years, we have acquired a number of small U.S. insurance companies. Our objective in pursuing this acquisition strategy has been to increase the size of the U.S. segment of our business, improve our competitive position and increase our earnings, in part by allowing us to realize certain operating efficiencies associated with economies of scale. However, there can be no assurance that suitable acquisitions, presenting opportunities for continued growth and operating efficiencies, will continue to be available to us, or that we will realize the anticipated financial results from our acquisitions.

OUR REINSURANCE PROGRAM INVOLVES RISKS.

         We cede a substantial amount of our insurance to other insurance companies. However, we remain liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it. The cost of reinsurance is, in some cases, reflected in our premium rates. Under certain reinsurance agreements, the reinsurer may increase the rate it charges us for the reinsurance, though we do not anticipate increases to occur. However, if the cost of reinsurance were to increase with respect to policies for which we have guaranteed the rates, we could be adversely affected.

WE ARE SUBJECT TO A RISK OF LOSING CASH BALANCES THAT ARE NOT INSURED.

         We maintain cash balances in one bank, Chase Bank, Texas, that are significantly in excess of Federal Deposit Insurance Corporation coverage. If this bank were to fail, we would likely lose a substantial amount of our cash. We monitor the solvency of this bank and we do not believe a material risk of loss exists because this bank is substantially above the federally mandated levels of capital and liquidity.

                           FORWARD-LOOKING STATEMENTS

         Certain statements contained in this prospectus are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements include language specifically identified as forward-looking statements within this document. In addition, statements in future filings by us with the Securities and Exchange Commission, in press releases, and in oral and written statements made by or with our approval which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements, include: (i) projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure, and other financial items, (ii) statements of plans and objectives of us or our management or Board of Directors including those relating to products or services, (iii) statements of future economic performance and (iv) statements of assumptions underlying those statements.

Words such as "believes", "anticipates", "expects", "intends", "targeted", "may", "will" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

         Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include: (i) the strength of foreign and U.S. economies in general and the strength of the local economies in which our operations are conducted; (ii) the effects of and changes in trade, monetary and fiscal policies and laws; (iii) inflation, interest rates, market and monetary fluctuations and volatility; (iv) the timely development of and acceptance of our new products and services and perceived overall value of these products and services by existing and potential customers; (v) changes in consumer spending, borrowing and saving habits; (vi) concentrations of business from persons residing in third world countries; (vii) our ability to consummate and integrate acquisitions; (viii) the persistency of existing and future insurance policies sold by our subsidiaries; (ix) dependence upon our Chairman of the Board; (x) our ability to control expenses; (xi) the effect of changes in laws and regulations (including laws and regulations concerning insurance) with which we and our subsidiaries must comply, (xii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board, (xiii) changes in our organization and compensation plans; (xiv) the costs and effects of litigation and of unexpected or adverse outcomes in litigation; and (xv) our success in managing the risks involved in the above matters.

         Our forward-looking statements speak only as of the date on which the statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect the occurrence of unanticipated events.


                        TERMS AND CONDITIONS OF THE PLAN

         The following discussion sets forth the provisions of the plan which we believe will be most important to participants and prospective participants in the plan. However, for a more complete understanding, you should refer to the copy of the plan which is included at the end of this prospectus as Appendix A.


AM I ELIGIBLE TO PARTICIPATE IN THE PLAN?

         The plan may be offered to owners of insurance policies issued by our subsidiaries, existing holders of Class A common stock, our employees or members of our marketing force. Copies of this prospectus will be provided to members of these groups upon their request. We are also permitted, at our option, to distribute copies of this prospectus to members of these groups without first receiving a request.

         The plan may also be offered to other persons who are not solicited by the plan administrator or any of our representatives or agents with respect to the plan, but who make inquiries regarding the plan to us or the plan administrator. A copy of this prospectus may be delivered to persons who make these inquiries (who are not members of one of foregoing groups in the preceding paragraph) only upon their request.

         EXCEPT FOR DELIVERY OF COPIES OF THIS PROSPECTUS AND RELATED MATERIALS, WE HAVE NOT AUTHORIZED ANY OF OUR PERSONNEL TO ANSWER QUESTIONS OR RESPOND TO INQUIRIES CONCERNING THE PLAN, AND YOU MUST INSTEAD CONTACT THE PLAN ADMINISTRATOR. Any person who contacts us concerning the plan will be referred to the plan administrator for responses to the person's questions and inquiries.

         If you wish to participate in the plan, you may do so only after receiving a copy of this prospectus, and you must complete an enrollment form, return it to the plan administrator and comply with any other applicable requirements as set forth below and in the copy of the plan included at the end of this prospectus and as may be communicated to you by the plan administrator.

         Following are additional features and requirements relating to participation in the plan:

         o Owners of our insurance policies may elect to have policy benefits, including dividends, automatically invested in Class A common stock through the plan. Likewise, members of our marketing force may elect to have commissions automatically invested in Class A common stock through the plan.

         o If you do not currently own any of our stock, you may join the plan, as set forth above, and by making an initial investment of at least $250, but not more than $10,000 in any calendar month. However, if you are one of our policyholders or a member of our marketing force, and you elect to assign your policy benefits (including dividends paid on life insurance policies) or commissions to the plan, this $250 minimum requirement does not apply. You can get started in the plan by returning a completed enrollment form to the plan administrator, along with your check or money order payable to Mellon Bank, N.A. The plan administrator will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. Please allow two weeks for your account to be established, initial shares to be purchased and a statement to be mailed to you.

         o If you already own our stock and the shares are registered in your name, you may join the plan by returning a completed enrollment form to the plan administrator. IN ADDITION, YOU MAY TRANSFER SHARES YOU ALREADY OWN INTO THE PLAN AT NO ADDITIONAL COST.

         o If your shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the plan, you should direct your broker, bank or trustee to register some or all of your shares of Class A common stock directly in your name.

WHAT ARE MY INVESTMENT OPTIONS?


         Once enrolled in the plan, you have the following investment options:


         o ASSIGNMENT OF POLICY BENEFITS OR COMMISSIONS. Subject to such terms as we may require, if you are one of our policyholders, you may assign policy benefits, including dividends on a life insurance policy, to the plan to be invested in our Class A common stock. Similarly, if you are a member of our marketing force, you may assign commission earned upon sale of insurance policies to the plan for investment in Class A common stock.

         o OPTIONAL CASH INVESTMENTS. You may purchase additional shares of our Class A common stock by using the plan's optional cash investment feature. You must invest at least $25 at any one time but not more than $10,000 in a calendar month. We will not pay interest on amounts held pending investment.


                  You may make optional cash investments by sending a check or money order (not cash) to the plan administrator payable to Mellon Bank, N.A. To facilitate processing of your investment, please use the transaction stub located on the bottom of your plan statement. Mail your investment and transaction stub to the address specified on the statement. A $25 fee will be assessed for a check that is returned for insufficient funds.


         o DIVIDEND REINVESTMENT. If we declare any cash dividends on our Class A common stock in the future, you may choose to reinvest all or a portion of the dividends paid on your shares held in the plan toward the purchase of additional shares of Class A common stock. However, historically we have not paid cash dividends on our Class A common stock and we do not presently have plans for doing so. You can change your dividend reinvestment election at any time by notifying the plan administrator. For a particular dividend to be reinvested, your notification must be received before the record date for that dividend.

HOW ARE MY SHARES PURCHASED?

         Shares of our Class A common stock purchased under the plan will be shares purchased by a broker on the open market. The investment price of our Class A common stock purchased in the open market will be the weighted average price, including trading fees and applicable taxes, incurred in connection with the purchase of such shares. In the unlikely event that, due to unusual market conditions, the broker is unable to invest the funds within 35 days, the plan administrator will return the funds to you by check. No interest will be paid on funds held by the plan administrator pending investment. Shares will be purchased on an investment date, which means each business day on which the plan administrator determines that sufficient optional cash investments, initial cash investments, dividends, and assigned benefits and commissions have been received and not previously invested to warrant investing amounts in our Class A common stock. However, there will be at least one investment date in any week in which the plan administrator receives at least one optional cash investment, one initial cash investment, any assigned benefits or commissions, or any dividends for investment.


         Your account will be credited with that number of shares, including fractional shares computed to four decimal places, equal to the amount invested with respect to your plan account, divided by the price per share of such shares for all purchases for all plan participants during the applicable period.


         Unless you request one, certificates for shares of Class A common stock purchased under the plan will not be issued. The number of shares purchased for your account under the plan will be shown on your statement of account in book entry form. This feature protects against loss, theft or destruction of stock certificates.

HOW DO I SELL MY SHARES OUT OF THE PLAN?


         You may sell any number of shares held in your plan account by notifying the plan administrator by telephone, over the Internet or in writing. If you have a certificate for any shares which you desire to sell, it will be necessary for you to deliver the certificate as the plan administrator directs in order to effect the sale. The shares will be sold on the open market, in ordinary brokerage transactions. The plan administrator will arrange for sales to be made as soon as practicable. The sale price will be the weighted average of the market prices, less a $15 fee payable to the plan administrator, a trading fee of $.12 per share and applicable taxes, of all shares sold for plan participants during the period. Please note that the plan administrator cannot and does not guarantee the actual sale date or price, nor can it stop or cancel any outstanding sales or issuance requests. All requests are final. The plan administrator will mail a check to you on the settlement date, which is three business days after your shares have been sold. Please allow an additional five to seven business days from the settlement date for the post office to deliver your check.


MAY I GIFT MY SHARES OUT OF THE PLAN?

         You may gift or transfer all or part of your shares to any recipient you choose by completing and signing a gift/transfer request provided by the plan administrator. If the recipient is already a participant in the plan, the shares will be credited to the participant's account, and the additional shares will be subject to whatever election the recipient has made concerning dividend reinvestment. If the recipient is not a participant, a new account will be opened in the recipient's name, and you may make a dividend reinvestment election on behalf of the recipient. However, the recipient at any time may change the dividend reinvestment election or terminate the recipient's participation in the plan.


         You must have your signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificate or transfer instructions is in fact the registered owner as the name appears on the stock certificate or stock power.

         If you need additional assistance, please contract the plan administrator.


HOW DO I OBTAIN MY STOCK CERTIFICATES?


         Certificates for any number of whole shares credited to your account under the plan will be issued upon your written request. Unless you request otherwise, shares for which a certificate is issued to you will continue to be considered as being held in your plan account. Any remaining shares will continue to be credited to your account. Certificates for fractions of shares will not be issued, and you will instead receive a cash payment for the fractional share based on the market value of the stock less trading fees and applicable taxes. Your request for issuance of certificates should be sent to the plan administrator in writing, by telephone or via the Internet.


WHAT ARE THE TRADING FEES, TAXES, FEES AND OTHER EXPENSES RELATING TO PARTICIPATION IN THE PLAN?

         The purchase price of the Class A common stock held for you in the plan will consist of the average market price of the stock plus any trading fees and applicable taxes payable by or on behalf of the purchaser. Likewise, the sale price of your shares will consist of the average market price of the stock less any service and trading fees and applicable taxes payable by or on behalf of the seller. However, we will pay all other costs, fees and expenses payable to the plan administrator in connection with the plan.


HOW IS MY INVESTMENT TRACKED?


         The plan administrator will send a statement of account to you at least once a year, and will send additional statements upon your reasonable written request. In addition, the plan administrator will send transaction notices to you when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

         Please retain your plan statements to establish the cost basis of shares purchased under the plan for income tax and other purposes.

         You should notify the plan administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.


HOW DO I WITHDRAW FROM PARTICIPATION IN THE PLAN?


         You may withdraw from the plan at any time. In order to withdraw from the plan, you must provide notice instructing the plan administrator to terminate your account. The plan administrator must receive such notice before the close of business on the record date for any dividend payment in order to terminate your account prior to such dividend payment date. To terminate your account, call, write or submit your request on-line to the plan administrator.

         If you have assigned benefits from one of our life insurance policies, or sales commissions, you must also notify the Company in writing of your desire to terminate this assignment.


         Our shares of Class A common stock are eligible for inclusion in the Direct Registration System ("DRS") administered by The Depository Trust Company ("DTC"). Under the DRS, the plan administrator will continue to hold your shares unless you request a certificate for any full shares and a check for any fractional share. Alternatively, you may request the sale of all or part of any such shares or have the plan administrator electronically transfer your shares to your brokerage account. The plan administrator will convert to cash any fractional shares held in your account at the time of termination at the then current market price of the Class A common stock, net of any service and trading fees and applicable taxes.


         After you withdraw from the plan, you may rejoin the plan at any time by filing a new enrollment form with the plan administrator. However, the plan administrator has the right to reject such Enrollment Form if you repeatedly join and withdraw from the plan, or for any other reason. The plan administrator's exercise of such right is intended to minimize unnecessary administrative expenses and to encourage use of the plan as a long-term shareholder investment service.

WHAT ARE SOME OF THE TAX CONSEQUENCES OF MY PARTICIPATION IN THE PLAN?

         This is a general discussion of the U.S. federal income tax consequences of the plan. You should consult your own tax advisor with respect to the tax consequences of participation in the plan (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to your particular situation.

         You will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to your plan account or the withdrawal of whole shares from your account. You will, however, generally realize gain or loss upon the receipt of cash for a fractional share credited to your account. You will also realize gain or loss when shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis in the shares (generally, the amount you paid for the shares, plus brokerage commissions paid). In order to determine the tax basis for shares in your account, you should retain all account statements.

         Cash dividends (if we were to declare any) reinvested under the plan will be taxable for U.S. federal income tax purposes as having been received by you even though you have not actually received them in cash. If we were to pay dividends, they would be reported, whether or not reinvested, to you and the U.S. Internal Revenue Service shortly after the close of each year.

         If you are a non-resident alien or a non-U.S. corporation, partnership, or other entity, you are subject to a withholding tax on dividends earned on your plan shares. You also may be subject to the "backup withholding" provisions of the Internal Revenue Code with respect to any dividends or proceeds from the sales of your shares if you fail to furnish a properly completed Form W-9 or its equivalent or are otherwise subject to backup withholding.


                                OTHER PROVISIONS


PLAN MODIFICATION OR TERMINATION


         We reserve the right to suspend, modify or terminate the plan at any time. You will receive notice of any such suspension, modification or termination. We, together with the plan administrator, also reserve the right to change any administrative procedures of the plan.


SUSPENSION OR TERMINATION

         We reserve the right to deny, suspend or terminate participation by a shareholder who is using the plan for purposes inconsistent with the intended purpose of the plan. In such event, the plan administrator will notify you in writing and, unless you elect to terminate your participation in the plan, will continue to hold your shares, which are already in the plan, on your behalf but will no longer accept optional cash investments or reinvest your dividends.

LIMITATION OF LIABILITY


         The plan provides that neither we nor the plan administrator in administering the plan nor any independent agent will be liable for any act done in good faith or for the good faith omission to act in connection with the plan. This includes, without limitation, any claims of liability:

         o for failure to terminate your account upon your death prior to receiving written notice of such death; or

         o relating to purchase or sale prices reflected in your plan account or the dates of purchases or sales of your plan shares; or

         o for any loss or fluctuation in the market value after purchase or sale of such shares.


         The foregoing does not represent a waiver of any rights you may have under applicable securities laws.

                       WHERE YOU CAN FIND MORE INFORMATION


         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Commission at 1-800-732-0330 for further information on the operation of such public reference room. You can also request copies of such documents, upon payment of a duplicating fee, by writing to the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Our Commission filings are also available to the public at the website maintained by the Commission at http://www.sec.gov. You may also inspect our Commission reports and other information at the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

         The Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the Commission will automatically update and supersede such information. The following documents filed with the Commission are hereby incorporated by reference into this Registration
Statement:


         (a) Our Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 29, 2001, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.


         (b) Our Proxy Statement on Schedule 14A filed on April 27, 2001.

         (c) Our Quarterly Report on Form 10-Q for the three months ended March 31, 2001, filed on May 15, 2001.

         (d) The description of our common stock contained in our Registration Statement on Form 8-A declared effective by the SEC on April 14, 1994.

         In addition, all documents which we file with the Commission under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, will be deemed to be incorporated by reference into this prospectus until the plan is terminated.

         This prospectus is part of a registration statement that we filed with the Commission. Upon written or oral request, we will provide, without charge, to each person, including beneficial owners of our securities, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to the Secretary, Citizens, Inc., P.O. Box 149151, Austin, TX 78714-9151; telephone (512) 837-7100.


                                  LEGAL OPINION


         The legality of the Class A common stock covered by this prospectus has been passed upon for us by Jones & Keller, P.C., Denver, Colorado.


                                     EXPERTS


         The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance upon the report of KPMG LLP, independent accountants, and upon the authority of said firm as experts in auditing and accounting.


                          TRANSFER AGENT AND REGISTRAR

         Our Transfer Agent and Registrar is Mellon Investor Services LLC, 85 Challenger Road, Ridgefield Park, New Jersey 07660.

                                   APPENDIX A
                      CITIZENS, INC. STOCK INVESTMENT PLAN


                  Citizens, Inc., a Colorado corporation, hereby establishes the following Stock Investment Plan (the "Plan").

                  WHEREAS, the Company (as hereinafter defined) wishes to offer to certain clients and potential investors stock purchase opportunities and services in an effort to enhance the attractiveness to investors of the Company's Class A common stock, no par value per share (the "Common Stock"), and to offer to security holders the ability to maintain registered ownership of their securities in a manner which facilitates efficient purchases and sales of securities;

                  WHEREAS, the Company is not an Affiliate (as hereinafter defined) of the Administrator, and has been subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act (as defined herein) for a period of at least 90 days;

                  WHEREAS, the purposes of the Plan are to provide a convenient and economical means for new investors and other clients of the Company and its subsidiaries to make an initial investment in Eligible Securities, and for existing holders of Eligible Securities to have any dividends automatically reinvested in shares of Common Stock (as defined herein), and to purchase additional shares of Eligible Securities, and to facilitate registered ownership of Eligible Securities;

                  WHEREAS, the Plan will include an Investor Registration Option feature enabling an investor to have its share ownership registered directly on the stock records of the Company while providing investors with a safe, efficient and inexpensive alternative to certificate-based or nominee ownership;

                  NOW, THEREFORE; the following Stock Investment Plan is hereby established:

                                    ARTICLE I
                                   DEFINITIONS

                  The terms defined in this Article I shall, for all purposes of this Plan, have the following respective meanings:

                  Account. The term "Account" shall mean, as to any Participant, the account maintained by the Administrator evidencing (i) the shares (and/or fraction of a share) of Eligible Securities (a) purchased through the Plan and/or (b) deposited by such Participant into the Plan pursuant to Section 4.1 hereof, and credited to such Participant and (ii) cash held in the Plan pending investment in Eligible Securities for such Participant.

                  Account Shares. The term "Account Shares" shall mean all shares (and/or fraction of a share) of Eligible Securities credited to the Account of a Participant by the Administrator, which shall include shares deposited into the Plan pursuant to Section 4.1 hereof.

                  Administrator. The term "Administrator" shall mean Mellon Bank, N.A., a banking corporation organized under the laws of the State of New York and registered as a transfer agent under the Exchange Act. In connection with the Plan, the Administrator shall be deemed an agent independent of the Company who satisfies applicable legal requirements (including, without limitation, the requirements of Regulation M under the Exchange Act), for purposes of making open market purchases and sales of Common Stock and other Eligible Securities under the Plan.

                  Common Stock. The term "Common Stock" is defined in the Recitals of this Plan.

                  Company Share Purchase Price. The term "Company Share Purchase Price," when used with respect to fractional shares, shall mean the average of the high and low sales prices of such Eligible Securities on a given trading day as reported on the American Stock Exchange Composite Tape and published in The Wall Street Journal. In the absence of actual knowledge of inaccuracy, the Administrator may rely upon such prices as published in The Wall Street Journal. In the event no trading is so reported for a trading day, the Company Share Purchase Price for such shares shall be determined by the average of the high and low sales prices as so reported and published on the next preceding trading day on which trading was so reported.

                  Dividend. The term "Dividend" shall mean cash dividends paid on Account Shares which the Participant has elected to reinvest in Common Stock pursuant to Section 2.2 hereof.

                  Eligible Securities. The term "Eligible Securities" shall mean the Common Stock of the Company as the Company may from time to time designate, in its sole discretion, in a written notice to the Administrator.

                  Enrollment Form. The term "Enrollment Form" shall mean the documentation that the Administrator and/or Company shall require to be completed and received prior to the enrollment in the Plan of an investor (whether or not an existing registered owner of Common Stock) pursuant to Section 2.1 hereof, or a Participant's changing his or her options under the Plan pursuant to Section 6.1 hereof, or a Participant's depositing shares of Common Stock into the Plan pursuant to Section 4.1 hereof. At the time of the initial enrollment in the Plan, the investor's Enrollment Form shall contain a certification of its taxpayer identification number.

                  Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  Gift/Transfer Request Form. The term "Gift/Transfer Request Form" shall mean the documentation which the Participant completes and submits to the Administrator prior to such Participant's gift or transfer of Account Shares pursuant to Section 5.2 hereof.

                  IRS. The term "IRS" shall mean the Internal Revenue Service.

                  Investment Date. The term "Investment Date" shall mean each Business Day on which the Administrator determines that sufficient optional cash investments pursuant to Section 2.4 hereof and/or initial cash investments pursuant to Section 2.3 hereof and/or Dividends and/or assigned benefits and commissions have been received and not previously invested to warrant investing such optional cash investments and/or initial cash investments and/or assigned benefits and commissions or reinvesting such Dividends in Common Stock pursuant to Article III hereof; provided, however, that there shall be at least one Investment Date during each period beginning on Monday of each week and ending on Friday of the same week in which the Administrator receives at least one optional cash investment, one initial cash investment, any assigned benefits or commissions or any Dividends.

                  Market Share Purchase Price. The term "Market Share Purchase Price," when used with respect to shares of Eligible Securities purchased in the open market, shall mean the weighted average purchase price per share (including brokerage commissions and applicable taxes) of the aggregate number of shares purchased in the open market for the relevant period.

                  Market Share Sales Price. The term "Market Share Sales Price," when used with respect to shares of Eligible Securities sold in the open market, shall mean the weighted average sales price per share (less any brokerage commissions and applicable taxes) of the aggregate number of shares sold in the open market for the relevant period.

                  Maximum Amount. The term "Maximum Amount" is defined in
Section 2.4 hereof.

                  Non-United States Resident. The term "Non-United States Resident" shall mean a Person that is a citizen or resident of, or is organized or incorporated under, or has its principal place of business in, a country other than the United States, its territories and possessions.

                  Participant. The term "Participant" is defined in Section 2.1 hereof.

                  Person. The term "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate, unincorporated organization or other entity.

                  Statement of Account. The term "Statement of Account" shall mean a written statement prepared by the Administrator and sent to a Participant pursuant to Section 6.6 hereof, which sets forth all information required by this Plan or applicable law.

                                   ARTICLE II
                                  PARTICIPATION

                  Section 2.1. Participation. Any Person (other than the Company), who (a) is a record holder of Common Stock, (b) is an employee of the Company or one of its subsidiaries, (c) is an owner of an insurance policy issued by the Company or one of its subsidiaries, (d) is a contracted marketing representative of the Company or one of its subsidiaries or (e) makes an unsolicited inquiry of the Administrator or the Company regarding the Plan, may elect to participate in the Plan; provided, however, that if such Person is a Non-United States Resident, he or she may be requested to provide evidence satisfactory to the Administrator that his or her participation in the Plan would not violate local laws applicable to the Company, the Plan or such Non-United States Resident.

                  An election by a Person to participate in the Plan shall be made by (i) either delivering certificates representing ownership of Common Stock as part of the Plan, or having Common Stock for which the Participant is not the registered owner transferred to the Plan, pursuant to Section 4.1 hereof, (ii) making an initial cash investment pursuant to Section 2.3 hereof,
(iii) electing to have insurance benefits invested in Common Stock pursuant to
Section 2.2 hereof; (iv) electing to have Dividends on Common Stock, of which such Person is the registered owner, reinvested in Common Stock pursuant to Sections 2.3 and 2.4 below hereof; or (v) electing to have earned insurance commissions invested in Common Stock pursuant to Sections 2.3 and 2.4 below. Each Person who elects to participate in the Plan and has not previously filed with the Company a properly completed IRS Form W-9 or W-8, must, at the time of such election, also complete and return to the Administrator an Enrollment Form. Any Person who has met any of such requirements and has made and not revoked such election is herein referred to as a "Participant."

                  Section 2.2. Reinvestment. If and when the Company pays a cash dividend a Participant may elect to have all or a portion of any Dividend on his or her Account Shares invested in shares (and/or a fraction of a share) of Common Stock to be credited to his or her Account in lieu of receiving such Dividend directly. If a Participant's reinvestment amount falls below this level, the Dividends will be paid to the Participant. If a Participant elects to reinvest only a portion of the Dividends received on his or her Account Shares, the portion of Dividends not reinvested will be paid to the Participant.


                  Section 2.3. Initial Investment. A Person not already a Participant may become a Participant by making an initial payment of at least $250 but not more than $10,000, by check or money order or electronic funds transfer payable to the Administrator, to be invested in Common Stock pursuant to Section 3.2 hereof; provided, however, that payment for such initial cash investment must be accompanied by a completed Enrollment Form. For persons who are owners of a policy of insurance issued by the company or one of its subsidiaries, or a marketing associate for the Company and its subsidiaries whose "initial" investment is made through an assignment of benefit or commission, no minimum shall apply. An initial cash investment in shares of Common Stock may be made in the name of any Person so specified in the Enrollment Form.


                  Section 2.4. Optional Cash Investments. A Participant may elect to make payments at any time or from time to time to the Plan, by check or money order or electronic funds transfer payable to the Administrator, for investment in Common Stock pursuant to Section 3.2 hereof; provided, however, that any Participant who elects to make optional cash investments pursuant to this Section 2.4 must invest at least $25 for any single investment and may not invest more than $10,000 in any calendar month (the "Maximum Amount"). For purposes of determining whether the Maximum Amount has been reached, initial cash investments pursuant to Section 2.3 shall be counted as optional cash investments. An optional cash investment in shares of Common Stock may be made in the name of any Person.

                  Section 2.5. Registration. All interests in Eligible Securities held in a Participant's Account must be registered on the records of the Company in the name of such Participant.

                                   ARTICLE III

DIVIDEND REINVESTMENT, INVESTMENT OF OPTIONAL CASH PAYMENTS, ASSIGNED BENEFITS OR COMMISSIONS AND INITIAL CASH PAYMENTS AND COMMON STOCK PURCHASES

                  Section 3.1. Dividend Reinvestment. Dividends (if and when paid by the Company) as to which reinvestment has been elected by a Participant shall be paid by the Company to the Administrator or its nominee on behalf of such Participant. Subject to this Article III, Dividends shall be reinvested in shares of Common Stock purchased in the open market in the manner provided in
Section 3.3(a) hereof. No interest shall be paid on Dividends held pending reinvestment pursuant to this Article III.

                  Section 3.2. Investment of Optional Cash Payments, Assigned Benefits or Commissions and Initial Cash Payments. Subject to this Article III, any optional cash investments, assigned benefits or commissions and initial cash investments received by the Administrator of the Company from a Participant shall be invested in shares of Common Stock purchased in the open market in the manner provided in Section 3.3(b) hereof. Optional cash investments, assigned benefits or commissions and initial cash investments not received by the Administrator at least one Business Day prior to an Investment Date need not be invested on such Investment Date; provided, however, that any such optional cash investments, assigned benefits or commissions and initial cash investments not invested on such Investment Date shall be invested beginning on the next succeeding Investment Date. No interest shall be paid on optional cash investments, assigned benefits, commissions or initial cash investments or assigned benefits or commissions held pending investment pursuant to this
Article III.

                  Section 3.3. Shares Purchased in the Open Market. (a) Reinvestment of Dividends in shares of Common Stock shall be governed by this
Section 3.3(a). Beginning on each Investment Date, the Administrator shall apply the amount of any Dividends paid to the Administrator on behalf of the Participants since the preceding Investment Date on which Dividends were reinvested plus the amount of any Dividends paid to the Administrator on behalf of the Participants on such Investment Date to the purchase of shares of Common Stock in the open market.

                  (b) Investment of optional cash investments, assigned benefits or commissions and/or initial cash investments in shares of Common Stock shall be governed by this Section 3.3(b). Beginning on each Investment Date, the Administrator shall apply the amount of any optional cash investments, assigned benefits or commissions and/or initial cash investments received by the Administrator from such Participant since the preceding Investment Date (excluding any amounts received from such Participant within one Business Day of such Investment Date but including any amounts received from such Participant within one Business Day prior to the preceding Investment Date as set forth in
Section 3.2 hereof), to the purchase of shares of Common Stock in the open market.

                  Purchases in the open market pursuant to this Section 3.3 may begin on the applicable Investment Date and shall be completed (i) in the case of Dividends being reinvested, no later than 30 days from the date the Administrator received such Dividends and (ii) in the case of optional cash investments, assigned benefits or commissions and/or initial cash investments being invested, no later than

35 days from the date the Administrator received such investments. Any funds not so invested during the relevant period shall promptly be paid, without interest, to the relevant Participants.

                  Open market purchases pursuant to this Section 3.3 may be made in ordinary brokerage transactions on any securities exchange on which the Common Stock is traded or in the over-the-counter market, and may be upon such terms and subject to such conditions with respect to price and delivery to which the Administrator may agree and that, in the case of optional cash investments, assigned benefits or commissions or initial cash investments, are not inconsistent with the relevant Participant's instructions. With regard to open market purchases of shares of Common Stock pursuant to this Section 3.3, neither the Company nor any Affiliate of the Company may exercise any direct or indirect control or influence over the time or price at which shares of Common Stock may be purchased, the number of shares purchased, the manner in which purchases are effected, the selection of any broker or dealer who effects purchases (provided that no such broker or dealer may be an Affiliate of the Company), or the markets on which such shares are to be purchased (including on any securities exchange, in the over-the-counter market or in negotiated transactions), except that the timing of such purchases must be made in accordance with the terms and conditions of this Plan. For the purpose of making or causing to be made purchases of shares of Common Stock pursuant to this Section 3.3, the Administrator shall be entitled to commingle each Participant's funds with those of all other Participants. The number of shares (and/or fraction of a share rounded to four decimal places) of Common Stock that shall be credited to a Participant's Account with respect to an Investment Date to which this Section
3.3 applies shall be equal to (i) the sum of (A) the amount of any Dividends reinvested on any such Investment Date for such Participant's account and/or (B) the amount of any optional cash investments, assigned benefits or commissions and/or initial cash investments received by the Administrator from such Participant since the preceding Investment Date (excluding any amount received from such Participant within one Business Day of such Investment Date but including any amounts received from such Participant within one Business Day prior to the preceding Investment Date that were not invested on the preceding Investment Date as set forth in Section 3.2 hereof), less any amounts which the Participant is obligated to pay pursuant to Section 9.3 divided by (ii) the Market Share Purchase Price with respect to such Investment Date. Such shares shall be registered directly on the stock records of the Company in the name of the Participant.

                                   ARTICLE IV
               DEPOSITED COMMON STOCK OR OTHER ELIGIBLE SECURITIES

                  Section 4.1. Deposited Common Stock. A Participant may elect to (a) have certificates representing shares of Common Stock of which the Participant is the record holder deposited into the Plan by completing an Enrollment Form, if required by Section 2.1 hereof, and delivering such certificates (and, if required, Enrollment Form) to the Administrator or (b) have shares of Common Stock of which the Participant is beneficial owner, but not the record holder, deposited into the Plan by completing an Enrollment Form, if required by Section 2.1 hereof, and authorizing the Company or the Administrator to accept such Common Stock to be transferred to the name of such Participant. Shares of Common Stock so deposited shall be maintained and registered in the name of the depositing Participant and credited to such Participant's Account.

                  Section 4.2. Withdrawal of Common Stock Deposited Pursuant to
Section 4.1. Shares of Common Stock deposited pursuant to Section 4.1 hereof may be withdrawn from the Plan pursuant to Section 6.2 hereof.

                                    ARTICLE V
           SALE OF ACCOUNT SHARES; GIFT OR TRANSFER OF ACCOUNT SHARES

                  Section 5.1. Sale of Account Shares. A Participant may request, at any time, that all or a portion of his or her Account Shares be sold by notifying the Administrator to that effect. Subject to this Section 5.1, the Administrator shall make such sales as soon as practicable (in accordance with stock transfer requirements and federal and state securities laws), but in no event later than five (5) Business Days, after processing such sale instructions. As soon as practicable following the receipt of proceeds from such sale, the Administrator shall pay to such Participant an amount equal to the difference between (i) the product of (a) the Market Share Sales Price and (b) the number of his or her Account Shares sold and (ii) any amounts which the Participant is obligated to pay pursuant to Section 9.3.

                  Subject to the next sentence, if instructions for the sale of Account Shares are received by the Administrator on or after the record date but before the related payment date for any dividend thereon, the sale shall be processed as described above, and the Administrator shall as soon as practicable following the receipt of the dividends paid on such Account Shares, pay such dividends to such Participant. Notwithstanding the foregoing, if the instructions are to sell all of the Account Shares of such Participant for which reinvestment of Dividends has been elected, the Administrator shall have the right not to effect such sale until after the related Dividend has been reinvested pursuant to the Plan and the shares of Common Stock purchased therewith are credited to his or her Account.

                  Open market sales of Account Shares pursuant to this Section
5.1 may be made in ordinary brokerage transactions on any securities exchange on which such Account Shares are traded or in the over-the-counter market, and may be on such terms and subject to such conditions with respect to price and delivery to which the Administrator may agree and that are not inconsistent with the relevant Participant's instructions. With regard to open market sales of Account Shares pursuant to this Section 5.1, neither the Company nor any Affiliate of the Company may exercise any direct or indirect control or influence over time or price at which Account Shares may be sold, the number of shares sold, the manner in which sales are effected, the selection of any broker or dealer who effects sales (provided that no such broker or dealer may be an Affiliate of the Company), or the markets on which such Account Shares are to be sold (including on any securities exchange, in the over-the-counter market or in negotiated transactions), except that the timing of such sales must be made in accordance with the terms and conditions of the Plan. For the purpose of making or causing to be made sales of Account Shares pursuant to this Section 5.1, the Administrator shall be entitled to aggregate sale orders of each Participants' Account Shares with those of all other Participants.

                  Section 5.2. Gift or Transfer of Account Shares. A Participant may, at any time, elect to transfer (whether by gift, private sale or otherwise) ownership of all or a portion of his or her Account Shares to the Account of another Participant or establish an Account for a Person not already a Participant by delivering to the Administrator a completed Gift/Transfer Request Form to that effect designating the transferee(s), with the signature thereon guaranteed by a Person that is a member of the Securities Transfer Agents Medallion Program, Stock Exchanges Medallion Program, American Stock Exchange Medallion Signature Program or any other signature guarantee program generally recognized by the securities transfer industry which is acceptable to the Administrator.

                  Account Shares (including fractional shares) transferred in accordance with the preceding paragraph shall be registered directly on the stock records of the Company in the name of the transferee and shall be credited to the transferee's Account. If the transferee is already a Participant, Dividends on such transferred Account Shares shall be reinvested in shares of Common Stock under the Plan consistent with the reinvestment election level (i.e., full, partial or none) of the transferee's other Account Shares. If the transferee is not already a Participant, the Administrator shall automatically enroll the transferee in the Plan and open an Account in the name of such transferee. Pursuant to such transfer, the transferor may, at the time the gift is made, make a dividend reinvestment election on behalf of the transferee. The transferee may change such reinvestment level after the gift has been made. If the transferee notifies the Administrator that it does not wish to be a Participant, such notice shall be deemed a request to terminate participation in the Plan pursuant to Section 6.3 hereof.

                  Subject to the next sentence, if a completed Gift/Transfer Request Form (evidencing a transfer of ownership by gift, private sale or otherwise) with regard to Account Shares and other required documentation is received by the Administrator on or after the record date but before the related payment date for any dividend thereon, the Gift/Transfer Request Form shall be processed as described above, and the Administrator shall as soon as practicable following the receipt of the dividends paid on such Account Shares, pay such dividends to the transferor. Notwithstanding the foregoing, if the Gift/Transfer Request Form evidences a transfer of all of the Account Shares of such Participant for which reinvestment of Dividends has been elected, the Administrator shall have the right not to effect such transfer until after the related Dividend has been reinvested pursuant to the Plan and the shares of Common Stock purchased therewith are credited to his or her Account.

                  Section 5.3. Reinvestment of Dividends on Remaining Account Shares. If a Participant has elected to have only a portion of the Dividends (in the event cash dividends are paid) on his or her Account Shares reinvested pursuant to Section 2.2 hereof, and the Participant elects to (i) sell a portion of his or her Account Shares pursuant to Section 5.1 hereof, (ii) transfer a portion of his or her Account Shares pursuant to Section 5.2 hereof or (iii) withdraw a portion of his or her Account Shares pursuant to Section 6.2 hereof, Dividends on the Account Shares of such Participant which have not been sold, transferred or withdrawn shall be reinvested consistent with the reinvestment election level in effect immediately preceding such sale, transfer or withdrawal.

                                   ARTICLE VI
                              TREATMENT OF ACCOUNTS

                  Section 6.1. Changing Plan Options. A Participant may elect to change his or her Plan options, including (i) changing the reinvestment levels (i.e., full, partial or none) of Dividends on Account Shares for which reinvestment has been elected and (ii) changing the designation of Account Shares for which reinvestment has been elected, by delivering to the Administrator written instructions or a new Enrollment Form to that effect. To be effective with respect to any Dividend payment, the written instructions or Enrollment Form with respect to such Account Shares for which reinvestment has been elected must be received by the Administrator at least two Business Days prior to the related record date. If the written instructions or Enrollment Form are not received by the Administrator at least two Business Days prior to the record date relating to such Dividend, the change shall not become effective until after such record date. After the Administrator's receipt of effective option changing instructions, the Company will pay Dividends on Account Shares as to which the reinvestment election has been revoked to the Participant.

                  Section 6.2. Right of Withdrawal. A Participant may, at any time or from time to time, withdraw from the Plan all or any part (other than fractions) of his or her Account Shares by notifying the Administrator to that effect. Fractional shares may only be withdrawn in connection with a transfer to the Account of a Participant or a Person who becomes a Participant in accordance with Section 5.2 hereof or a termination of participation in the Plan in accordance with Section 6.3 hereof.

                  Subject to the next sentence, if completed instructions or a Gift/Transfer Request Form with regard to the withdrawal of Account Shares is received by the Administrator on or after the record date but before the related payment date for any dividend thereon, such withdrawal shall be processed as described above, and the Administrator shall, as soon as practicable following receipt of the dividends paid on such Account Shares, pay such dividends to the Participant. Notwithstanding the foregoing, if such instructions or Gift/Transfer Request Form are to sell all of the Account Shares of such Participant for which reinvestment has been elected, the Administrator shall have the right not to effect such sale until after such Dividend has been reinvested pursuant to the Plan and the shares of Common Stock purchased therewith are credited to his or her Account.

                  Withdrawal of Account Shares shall not affect reinvestment of Dividends on the Account Shares withdrawn unless (i) the Participant is no longer the record holder of such Account Shares, (ii) such reinvestment is changed by the Participant by delivering to the Administrator written instructions or an Enrollment Form to that effect pursuant to Section 6.1 hereof or (iii) the Participant has terminated his or her participation in the Plan.

                  Section 6.3. Right of Termination of Participation. A Participant may indicate the Participant's desire to terminate his or her participation in the Plan by notifying the Administrator to that effect. The Administrator shall treat such request as a withdrawal of all of such Participant's Account Shares pursuant to Section 6.2 hereof. The Administrator, in addition to mailing certificates representing all whole Account Shares, if any, pursuant to Section 6.2 hereof, shall pay to the Participant an amount equal to the cash value of any fraction of a share credited to his Account. Such fraction of a share shall be valued at the Company Share Purchase Price for the trading day immediately preceding the date of receipt of such notification. The Administrator shall send such certificate and payment to the withdrawing Participant promptly after its receipt of such notification.

                  Section 6.4. Stock Splits, Stock Dividends and Rights Offerings. Any shares or other securities issued by the Company representing stock splits or other noncash distributions on Account Shares shall be registered directly in the Participant's name on the stock records of the Company and credited to such Participant's Account. Stock splits, combinations, recapitalizations and similar events affecting the Common Stock shall, as to shares credited to Accounts of Participants, be credited to such Accounts on a pro rata basis.

                  In the event of a rights offering, a Participant shall receive rights based upon the total number of whole shares credited to his or her Account. If any such rights which have been credited to a Participant's Account are redeemed by the Company for cash, such cash shall be reinvested to the same extent as if it were a Dividend.

                  Section 6.5. Shareholder Materials; Voting Rights. The Company shall send or forward to each Participant all applicable proxy solicitation materials, other shareholder materials or consent solicitation materials. Participants shall have the exclusive right to exercise all voting rights respecting Account Shares credited to their respective Accounts. A Participant may vote any of his or her whole or fractional Account Shares of which he or she is the record holder in person or by proxy. A Participant's proxy card shall include his or her whole or fractional Account Shares and shares of Common Stock which have the right to vote of which he or she is the record holder. Account Shares shall not be voted unless a Participant or his or her proxy votes them.

                  Solicitation of the exercise of Participants' voting rights by the management of the Company or others under a proxy or consent provision applicable to all holders of Common Stock shall be permitted. Solicitation of the exercise of Participants' tender or exchange offer rights by management of the Company or others shall also be permitted.

                  Section 6.6. Notices to Participants. At least once during each calendar year, the Administrator shall send to each Participant a Statement of Account. The Administrator shall send additional Statements of Account to a Participant upon the reasonable written request therefore by such Participant. Additionally, the Administrator shall send a transaction notice setting forth all of the information required by the Company's By-laws and applicable law to a Participant (and to any transferor, transferee or pledgee interested in the transaction other than such Participant) within two Business Days after any Account Shares are transferred to or from such Participant's Account or any pledge or release of a pledge of Account Shares is registered in such Participant's Account.

                                   ARTICLE VII
                      CERTIFICATES AND FRACTIONS OF SHARES

                  Section 7.1. Certificates. A Participant may, at any time or from time to time, request to receive a certificate for all or a portion of his whole Account Shares and upon such request the Administrator shall promptly (and, in any event, within two Business Days of the receipt of such request) mail such a certificate to such Participant. Unless otherwise requested by the Participant, any such shares shall continue to be Account Shares notwithstanding the issuance of such certificates.

                  Section 7.2. Fractional Shares. Fractions of shares of Common Stock or other Eligible Securities shall be credited to Accounts; provided, however, that no certificate for a fraction of a share shall be distributed to any Participant at any time.

                                  ARTICLE VIII
                               CONCERNING THE PLAN

                  Section 8.1. Suspension, Modification and Termination. The Company may by written notice to the Administrator and each affected Participant at any time and from time to time, at its sole option, (a) suspend or terminate the Plan and (b) modify or amend the Plan to (i) permit dividends on Common Stock to be reinvested in shares of Common Stock purchased in the open market if a Participant so desires (including permitting a reinvestment pertaining only to a portion of the Participant's position, with the balance in cash, or the entire position), (ii) permit the Company to process payroll deductions for employees who are Participants, (iii) determine the extent to which the

Company would pay the fees, costs and expenses of the Administrator, (iv) determine whether Account Shares will be certificated routinely or only on a Participant's request or (v) increase or decrease the minimum amounts of initial cash investments pursuant to Section 2.2 or optional cash investments pursuant to Section 2.4 or to establish a maximum amount therefore. Notwithstanding the foregoing, no such modification or amendment shall decrease the Account of any Participant or result in a distribution to the Company of any amount credited to the Account of any Participant; and provided, further, that no such modification or amendment shall affect the rights, duties or obligations of the Administrator without its prior written consent. Upon complete termination of the Plan, the Accounts of all Participants (or in the case of partial termination of the Plan, the Accounts of all affected Participants) shall be treated as if each such Participant had elected to terminate his participation in the Plan pursuant to
Section 6.3 hereof, except that any fraction of a share shall be valued as of the trading date immediately preceding the date on which the Plan is terminated.

                  Section 8.2. Rules and Regulations. The Administrator may from time to time adopt such administrative rules and regulations concerning the Plan as it deems necessary or desirable for the administration of the Plan. The Administrator shall have the power and authority to interpret the terms and the provisions of the Plan and shall interpret and construe the Plan and reconcile any inconsistency or supply any omitted detail in a manner consistent with the general terms of the Plan and applicable law.

                  Section 8.3. Termination of a Participant. If a Participant does not have at least one whole Account Share, as determined by the Administrator from time to time, for which reinvestment of Dividends has been elected, the Participant's participation in the Plan may be terminated by the Administrator after written notice, to be given reasonably in advance of such termination, is mailed to such Participant at his or her address of record. Upon such termination, the Account of such Participant shall be treated as if he or she had elected to terminate his or her participation in the Plan pursuant to
Section 6.3 hereof, except that any fraction of a share shall be valued at the Company Share Purchase Price for the trading date immediately preceding the date on which such Participant's participation is terminated.

                  Section 8.4. Cash Pending Investment. Dividends, optional cash investments and initial cash investments held pending investment in Common Stock pursuant to the Plan shall be held by the Administrator in a non-interest bearing account segregated from any other funds or monies of the Company or the Administrator.

                  Section 8.5. Notices and Payments. All notices, communications and other items (including Statements of Account, transaction notices and certificates) to be given or sent to a Participant may be mailed to such Participant by first class mail (or at the Administrator's option, by registered or certified mail), postage prepaid, addressed to such Participant's address of record. Any payment due to a Participant under the Plan may be made by check mailed to such Participant in accordance with the preceding sentence.

                  Section 8.6. Tax Payments. Notwithstanding anything herein to the contrary, the Administrator shall, to the extent required under applicable federal law, (i) deduct and withhold federal tax required to be deducted or withheld, if any, from dividends credited to a Participant's Account (whether or not reinvested), from the proceeds of the sale of shares or rights or from other payments made under the Plan and (ii) prepare and file with the IRS and with Participants information returns reporting payments made under the Plan and taxes withheld therefrom.

                                   ARTICLE IX
                                   [RESERVED]

                                    ARTICLE X
                             PROMOTIONAL ACTIVITIES

                Section 10.1. Registration Statement and Prospectus. The Company shall, at its expense, prepare a registration statement to be filed with the SEC under the Securities Act of 1933 and a prospectus thereof describing in plain and factual tone and approach the Plan in its generalized form, including all material features, contractual terms and fee and processing arrangements. Such prospectus shall include a prominent statement on the cover to the effect that the services under the Plan are sponsored by the Company and administered by the Administrator will indicate that the Eligible Securities held in Accounts for Participants are not subject to protection under the Securities Investor Protection Act of 1970, as amended, and will inform recipients that they must make independent investment decisions based on their own judgment and research. A copy of the Plan may be included as part of the prospectus. The prospectus may not (a) describe Eligible Securities, (b) encourage any Person to engage in any particular transactions, whether purchases or sales, (c) include any advice or recommendations or (d) contain any information not expressly permitted by this
Section 10.1. Along with the prospectus, the Company may distribute to policyowners, associates, shareholders or employees of the Company a letter accompanying the prospectus which briefly references the Plan and refers such shareholders or employees to the prospectus for additional information. The prospectus may be forwarded to persons who are not members of one of the above-described groups only upon request.

                Section 10.2. Other Promotional Activities. (a) The Administrator may not place any paid advertisements relating to the Plan. The Administrator may issue press releases announcing the Plan generally and may include brief descriptive summaries of transfer agent and Plan services in industry publications. Any such release or summary may describe briefly and generally the mix of Plan features, but may not identify the Company. In addition, the Administrator may make appearances at industry conferences to discuss transfer agent industry initiatives, including the features available under the Plan. In providing information under the Plan, the Administrator may not offer any advice or recommendations regarding participation in the Plan or suggest that any Person use the Plan or effect any securities transactions. The Company may make brief reference to the existence of the Plan in annual and quarterly corporate reports, but will otherwise not communicate about the Plan except as may become necessary in special circumstances to fulfill the Company's disclosure responsibilities.

                           (b) The Administrator may respond to inquiries
concerning the Plan (including inquiries regarding the Company's securities generally which are not specifically directed at the Plan) including unsolicited inquiries initiated by Persons who are not, at the time of the inquiry, shareholders or employees of the Company. In responding to such inquiries, the Administrator will not identify Eligible Securities except as requested by the inquiries, and then only as necessary to be responsive to the specific inquiry. The Administrator may, in response to inquiries it receives regarding its securities generally which are not specifically directed at the Plan, include the brochure (or any information contained therein) as part of such response. The Company shall refer any inquiries it receives regarding the Plan to the Administrator.

                           (c) Without limiting any provision of the Plan,
neither the Administrator nor the Company will engage in any "special selling efforts" within the meaning of Regulation M promulgated under the Exchange Act through the operation of the Plan or in connection with making information publicly available about the Plan.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

                  Section 11.1. Controlling Law. This Plan shall be construed, regulated and administered under the laws of the State of New York without regard to conflicts of laws principles.

                  Section 11.2. Acceptance of Terms and Conditions of Plan by Participants. Each Participant, as a condition of participation herein, for himself or herself, his or her heirs, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of this Plan and any subsequent amendments hereto, and all actions of the Company and the Administrator hereunder.

                  Section 11.3. Company's Role. Except as expressly set forth in the Plan, and for processing payroll deductions and assigned benefits and commissions to the extent the Company's employees, policyowners and marketing representatives participate in the Plan, the Company will have no role in the administration or the processing of any transaction under the Plan. Without limiting any other provisions of the Plan, neither the Company nor its Affiliates may (a) make any bids, purchases, offers or sales for or of Eligible Securities under the Plan or (b) supply the Administrator or any broker or dealer executing purchases with Eligible Securities for purchase by Participants through the Plan. If the Company receives any optional cash investments or initial cash investments or assigned benefits or commissions which are intended to be invested pursuant to Article III hereof, it shall transmit the funds so received promptly (and in any event no later than the opening of business on the next Business Day if such funds are received before 12:00 noon, local time, and by noon of the next Business Day if such funds are received later in the day) to the Administrator.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION, ESTIMATED


                  Securities and Exchange Commission Fee                           $  3,060
                  Printing expense--Registration Statement and Prospectus             5,000
                  Transfer Agent and Registrar                                        1,000
                  Legal Fees                                                         10,000
                  Accountants' Fees                                                   5,000
                  Miscellaneous Fees and Expenses                                     1,040
                                                                                   --------

                  Total                                                            $ 25,100
                                                                                   ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


                  Article 109 of Title Seven of the Colorado Revised Statutes enables a Colorado corporation to indemnify its officers, directors, employees and agents against liabilities, damages, costs and expenses for which they are liable if: (i) in their Official Capacities (as defined by this statute) if they acted in good faith and had no reasonable basis to believe their conduct was not in the best interest of the Registrant; (ii) in all other cases, that their conduct was at least not opposed to the Registrant's best interests; and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful.

                  The Registrant's Articles of Incorporation limit the liability of directors to the full extent provided by Colorado law.

                  The Registrant's Bylaws provide indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.


ITEM 16. EXHIBITS

                  5.1 Opinion of Jones & Keller, P.C. regarding the legality of the Class A common stock being registered(1)

                  23.1     Consent of KPMG LLP*

                  23.2     Consent of Jones & Keller, P.C. (See Exhibit 5.1)(1)

                  24.1     Power of Attorney (see signature page)(1)


----------


*        Filed herewith.

(1)      Previously filed.

ITEM 17.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in Austin, Texas, on June 20, 2001.


                                             CITIZENS, INC.


                                             By: /s/ HAROLD E. RILEY
                                                 -------------------------------
                                          Harold E. Riley, Chairman of the Board



                Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the date indicated.



Signatures                                               Title                                   Date
----------                                               -----                                   ----

 /s/ HAROLD E. RILEY                                     Chairman of the Board                   June 20, 2001
----------------------------
Harold E. Riley

 /s/ MARK A. OLIVER                                      Chief Executive Officer                 June 20, 2001
----------------------------
by Mark A. Oliver, attorney-in-fact for                  and Director
Rick D. Riley

 /s/ MARK A. OLIVER                                      President and Director                  June 20, 2001
----------------------------
Mark A. Oliver, FLMI

 /s/ MARK A. OLIVER                                      Executive Vice President,               June 20, 2001
----------------------------
by Mark A. Oliver, attorney-in-fact for                  Secretary/Treasurer and CFO
Jeffrey J. Wood, CPA

 /s/ MARK A. OLIVER                                      Director                                June 20, 2001
----------------------------
by Mark A. Oliver, attorney-in-fact for
Joe R. Reneau, M.D.

 /s/ MARK A. OLIVER                                      Director                                June 20, 2001
----------------------------
by Mark A. Oliver, attorney-in-fact for
Steven F. Shelton

 /s/ MARK A. OLIVER                                      Director                                June 20, 2001
----------------------------
by Mark A. Oliver, attorney-in-fact for
Ralph M. Smith. Th.D.

 /s/ MARK A. OLIVER                                      Director                                June 20, 2001
----------------------------
by Mark A. Oliver, attorney-in-fact for
Timothy T. Timmerman

 /s/ MARK A. OLIVER                                      Director                                June 20, 2001
----------------------------
by Mark A. Oliver, attorney-in-fact for
E. Dean Gage

 /s/ MARK A. OLIVER                                      Director                                June 20, 2001
----------------------------
by Mark A. Oliver, attorney-in-fact for
Richard C. Scott

                                  EXHIBIT INDEX



EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

23.1            Consent of KPMG LLP